UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 10, 2015

1st Source Corporation
(Exact name of registrant as specified in its charter)

Indiana	0-6233	35-1068133
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 North Michigan Street, South Bend, Indiana 46601
(Address of principal executive offices) (Zip Code)

574-235-2000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   Entry into a Material Definitive Agreement.

On December 10, 2015, 1st Source Corporation (the “Company”), in connection with an underwritten secondary offering of shares of its common stock (the “Offering”) held by 1st Source Bank, an Indiana banking corporation and wholly owned subsidiary of the Company, as trustee of various trusts held for the benefit of Mrs. Ernestine Raclin, Chairman Emeritus of the Company, and her descendants (the “Selling Stockholder”), entered into an underwriting agreement (the “Underwriting Agreement”) with the Selling Stockholder and Keefe, Bruyette & Woods, Inc., as underwriter (the “Underwriter”), pursuant to which the Selling Stockholder agreed to sell to the Underwriter 1,200,000 shares of the Company’s common stock (the “Shares”) at a public offering price of $30.50 per share. The underwriting discounts and commissions were $0.7625 per share.  The Company will not receive any proceeds from the Selling Stockholder’s sale of the Shares. The Company expects to close the offering of Shares on December 15, 2015, subject to customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and agreements of the Company and the Selling Stockholder, customary conditions to closing, other obligations of the parties and termination provisions. Additionally, the Company has agreed to indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make because of any such liabilities. Subject to certain exceptions, the Selling Shareholder and the Company’s directors and executive officers have also agreed not to sell or transfer any shares of common stock of the Company for a period of 80 days after December 10, 2015 without first obtaining the consent of the Underwriter.

The Offering was made pursuant to the Company’s registration statement on Form S-3 (File No. 333-207926), filed on November 25, 2015 with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on November 30, 2015. The Company has filed with the SEC a prospectus supplement dated December 9, 2015 (the “Prospectus Supplement”) to the accompanying prospectus relating to the Offering.

From time to time, the Underwriter and/or its respective affiliates have directly and indirectly engaged, or may engage, in various financial advisory, investment banking and commercial banking services for the Company and its affiliates, for which they received, or may receive, customary compensation, fees and expense reimbursement.

The above description of the Underwriting Agreement is not complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 8.01    Other Events.

On December 10, 2015, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.
 ITEM 9.01.  Financial Statements and Exhibits.
(d)  Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 10, 2015, among 1st Source Corporation, the selling shareholders named in Schedule I thereto and Keefe, Bruyette & Woods, Inc., as underwriter.
99.1	Press release dated December 10, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST SOURCE CORPORATION

By:	/s/ CHRISTOPHER J. MURPHY III
Christopher J. Murphy III
Chairman of the Board and CEO
Principal Executive Officer

By:	/s/ ANDREA G. SHORT
Andrea G. Short
Treasurer and Chief Financial Officer
Principal Accounting Officer

Date: December 10, 2015

EXHIBIT INDEX

Exhibit No.	Description
1.1	Underwriting Agreement, dated December 10, 2015, among 1st Source Corporation, the selling shareholders named in Schedule I thereto and Keefe, Bruyette & Woods, Inc., as underwriter.
99.1	Press release dated December 10, 2015.